Exhibit 10.17.5

EXECUTION

JOINDER AND AMENDMENT NO. 4
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Joinder and Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated as of November 30, 2017, but effective as of the Amendment Effective Date (as such term is defined in the Omnibus Master Refinancing Amendment) (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated under the laws of Switzerland, acting through its CAYMAN ISLANDS BRANCH (“CS Cayman”), ALPINE SECURITIZATION LTD (“Alpine”, and together with CS Cayman, the “Existing Buyers”), BARCLAYS BANK PLC (“Barclays” and the “Joining Buyer”), DITECH FINANCIAL LLC (the “Seller”) and WALTER INVESTMENT MANAGEMENT CORP. (the “Prepetition Guarantor”).
RECITALS
The Administrative Agent, Existing Buyers and Seller are parties to that certain (a) Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Amended and Restated Pricing Side Letter, dated as of November 18, 2016 (the “Pricing Side Letter”). The Prepetition Guarantor is party to that certain Amended, Restated and Consolidated Master DIP Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “DIP Guaranty”), dated as of November 30, 2017, but effective as of the Amendment Effective Date, by the Prepetition Guarantor in favor of Administrative Agent for the benefit of the Existing Buyers. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement, Pricing Side Letter and DIP Guaranty, as applicable.
The Administrative Agent, Existing Buyers, Joining Buyer, Seller and the Prepetition Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement. As a condition precedent to amending the Existing Repurchase Agreement, the Administrative Agent, Existing Buyers and Joining Buyer have required the Prepetition Guarantor to deliver the DIP Guaranty (as defined herein) on the Plan Effective Date and, as a condition subsequent, have required the Reorganized Guarantor to deliver the Exit Guaranty.
The Joining Buyer and Seller previously entered into that certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Existing Barclays Repurchase Agreement”). The parties hereto have agreed to consolidate the Existing Barclays Repurchase Agreement into the Existing Repurchase Agreement.
Pursuant to that certain Master Administration Agreement, dated as of November 30, 2017, but effective as of the Amendment Effective Date, by and among Administrative Agent, the Buyers identified therein, Seller and Reverse Mortgage Solutions, Inc. (as amended, restated, modified and/or supplemented from time to time, the “Administration Agreement”), (a) the Existing

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Buyers sold and assigned a portion of their respective right, title and interest in the Transactions under the Existing Repurchase Agreement to Joining Buyer, (b) the Joining Buyer sold and assigned a portion of its right, title and interest in the transactions under the Existing Barclays Repurchase Agreement to the Existing Buyers and (c) Credit Suisse First Boston Mortgage Capital LLC was retained as Administrative Agent hereunder.
Following such sales and assignments under the Administration Agreement, the Joining Buyer shall hold the Barclays Pro Rata Portion and the Existing Buyers shall hold the CS Pro Rata Portion in the Transactions and related Repurchase Assets under the Repurchase Agreement.
The Joining Buyer has assumed all of the duties, rights and obligations of the Existing Buyers, including the duties, rights and obligations of the Existing Buyers under the Repurchase Agreement and other Program Agreements.
Accordingly, the Administrative Agent, Existing Buyers, Joining Buyer, Seller and the Prepetition Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
Section 1.Agreement and Joinder with respect to Joining Buyer. Joining Buyer hereby agrees to all of the provisions of the Repurchase Agreement and each other Program Agreement, and effective on the date hereof, becomes a party to the Repurchase Agreement and each other Program Agreement, as a “Buyer”, with the same effect as if the undersigned was an original signatory to the Repurchase Agreement or such other Program Agreement, but subject to the additional terms and conditions herein. Unless otherwise specified, all references to “Buyer” in the Repurchase Agreement and the other Program Agreement shall be deemed to include Joining Buyer.
SECTION 2.    Applicability. Section 1 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

1.	Applicability
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers Mortgage Loans (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Mortgage Loans on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. This Agreement is a commitment by Committed Buyers to engage in the Transactions as set forth herein in their respective Pro Rata Portions up to the Maximum Available Purchase Price; provided, that Committed Buyers shall have no commitment to enter into any Transaction requested that would result in the aggregate Purchase Price of then-outstanding Transactions exceeding the Maximum Available Purchase Price, and in no event shall the aggregate Purchase Price of outstanding Transactions exceed the Maximum Available Purchase Price at any time. Each such transaction shall be

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referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction.
SECTION 3.    Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:
(a) adding the following definitions in proper alphabetical order:
“Administration Agreement” means that certain Master Administration Agreement, dated as of November 30, 2017, but effective as of the Amendment Effective Date, by and among Administrative Agent, the Buyers identified therein, Seller and Reverse Mortgage Solutions, Inc., as amended from time to time.
“Barclays” means Barclays Bank PLC.
“Barclays Pro Rata Portion” means an undivided interest in all Transactions hereunder, as set forth in and adjusted from time to time pursuant to the Administration Agreement and pursuant to Section 3(c) hereof.
“CS Buyers” means CS Cayman and Alpine.
“CS Pro Rata Portion” means an undivided interest in all Transactions hereunder, as set forth in and adjusted from time to time pursuant to the Administration Agreement and pursuant to Section 3(c) hereof.
“DIP Guaranty” means that certain Amended, Restated and Consolidated Master DIP Guaranty by the Guarantor in favor of Administrative Agent for the benefit of Buyers, dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder.
“DIP Warehouse Facility Agreements” has the meaning assigned to such term in the Omnibus Master Refinancing Amendment.
“Exit Guaranty” means that certain Guaranty of the Reorganized Guarantor dated as of the Plan Effective Date in favor of the Administrative Agent for the benefit of Buyers, as may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Reorganized Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder.
“Exit Indenture” has the meaning assigned to such term in the Omnibus Master Refinancing Amendment.

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“Master Fee Letter” means that certain Master Fee Letter, dated as of November 30, 2017, but effective as of the Amendment Effective Date, among Administrative Agent, Buyers, Seller, Reverse Mortgage Solutions, Inc., RMS REO CS, LLC and RMS REO BRC, LLC, as amended, restated and supplemented from time to time.
“Maximum Available Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Omnibus Master Refinancing Amendment” means that certain Omnibus Master Refinancing Amendment dated as of November 30, 2017, but effective as of the Amendment Effective Date, among Seller, Prepetition Guarantor, the Administrative Agent, CS Cayman, Alpine, Barclays, Reverse Mortgage Solutions, Inc., RMS REO CS, LLC and RMS REO BRC, LLC, as it may be amended, supplemented or otherwise modified from time to time. To the extent provisions of the Omnibus Master Refinancing Amendment are incorporated by reference and such provisions use other defined terms set forth in the Omnibus Master Refinancing Amendment, such defined terms are hereby incorporated by reference as well; provided that if any such provisions or defined terms are subsequently amended or modified, the provisions and defined terms that are incorporated by reference shall be deemed to be such amended or modified provisions and defined terms.
“Plan Effective Date” has the meaning assigned to such term in the Omnibus Master Refinancing Amendment.
“Prepetition Guarantor” means Walter Investment Management Corp.
“Pro Rata Portions” means the Barclays Pro Rata Portion and the CS Pro Rata Portion, as applicable.
(b) deleting the definitions of “Administrative Agent”, “Affiliate”, “Buyer”, “Committed Buyer”, “Commitment Fee”, “Guarantor”, “Guaranty”, “Netting Agreements”, “Program Agreements” and “Repledgee” in their entirety and replacing them with the following:
“Administrative Agent” means CSFBMC or any successor thereto under the Administration Agreement.
“Affiliate” means, (i) with respect to any Person other than the Seller or the Guarantor, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to Administrative Agent and CS Buyers only, any CP Conduit, and (ii) with respect to Seller, the Guarantor and, with respect to the Guarantor, the Seller.
“Buyer” means CS Cayman, Alpine, Barclays and each Buyer identified by the Administrative Agent from time to time pursuant to the Administration

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Agreement and their successors in interest and assigns pursuant to Section 22 and, with respect to Section 11, its participants.
“Committed Buyer” means, with respect to their respective Pro Rata Portions, CS Cayman, Barclays or any of their respective successors thereto or assigns thereof as permitted under the Administration Agreement.
“Commitment Fee” has the meaning assigned to such term in the Master Fee Letter.
“Guarantor” means (a) prior to the Plan Effective Date, the Prepetition Guarantor and (b) on and after the Plan Effective Date, the Reorganized Guarantor.
“Guaranty” means (a) prior to the Plan Effective Date, the DIP Guaranty and (b) on and after the Plan Effective Date, the Exit Guaranty.
“Netting Agreement” means that certain Margin, Setoff And Netting Agreement dated as of November 30, 2017, but effective as of the Amendment Effective Date, among Credit Suisse Securities (USA) LLC, Administrative Agent, CS Cayman, Alpine (and together with CS Cayman, the “CS Buyers”), Barclays, Barclays Capital, Inc. (and with respect to Barclays and Barclays Capital, Inc., any Person who, directly or indirectly is in control of, or is controlled by, or is under common control with Barclays or Barclays Capital, Inc.), Seller, Reverse Mortgage Solutions, Inc., RMS REO CS, LLC and RMS REO BRC, LLC, and acknowledged by Guarantor, in form and substance acceptable to Barclays, as amended, supplemented or otherwise modified from time to time.
“Program Agreements” means, collectively, this Agreement, the Custodial and Disbursement Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, the Guaranty, the Account Agreement, the Netting Agreement, if any, the Power of Attorney, the Servicing Agreement, if any, the Master Fee Letter, the Administration Agreement and the Servicer Notice, if entered into.
“Reorganized Guarantor” means Walter Investment Management Corp.’s successor following the Plan Effective Date.
“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement.
(c) deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing all references to “Maximum Aggregate Purchase Price” with “Maximum Available Purchase Price”.
SECTION 4.    Program; Initiation of Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by:
(a) deleting subsection 3.a in its entirety and replacing it with the following:

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a.    From time to time, Administrative Agent (for the benefit of Buyers) will purchase from Sellers certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators. This Agreement is a commitment by Committed Buyers to enter into Transactions with Seller with respect to an aggregate amount up to their respective Pro Rata Portions of the Maximum Available Purchase Price. This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions with Seller for amounts exceeding the Maximum Available Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions with Sellers. Each Seller hereby acknowledges that, beyond the Maximum Available Purchase Price, Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Seller or Servicer, as applicable. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Available Purchase Price.
(b) deleting subsection 3.c in its entirety and replacing it with the following:
c.    Upon satisfaction of the applicable conditions precedent set forth in Section 10 hereof, if Barclays fails to provide its Pro Rata Portion of the related Purchase Price to Administrative Agent for disbursement when due hereunder and pursuant to the terms of the Administration Agreement, then CS Buyers may, in their sole and absolute discretion, elect to provide such funds to Seller (such funding, an “Intraday Funding”). If CS Buyers elect to make an Intraday Funding, (i) the respective Pro Rata Portions of CS Buyers and Barclays shall be automatically adjusted such that the CS Buyer’s Pro Rata Portion reflects such Intraday Funding and (ii) Barclays shall have the obligation to remit funds in an amount equal to such Intraday Funding by no later than the end of the same Business Day as such Intraday Funding to Administrative Agent for the benefit of CS Buyers as more particularly set forth in the Administration Agreement, at which time the respective Pro Rata Portions shall be adjusted to account for such payment. Without limiting the generality of the foregoing, in the event CS Buyers elect not to make Intraday Fundings, in their sole discretion, they shall promptly notify Barclays and the Seller (such day, the “Stop Funding Notice Date”). In such instance, Barclays shall provide its Pro Rata Portion of the related Purchase Price to Administrative Agent for disbursement (i) with respect to a Transaction Request received on or prior to 1:00 p.m. (New York City time) on the Stop Funding Notice Date, prior to close of business on the Stop Funding Notice Date, (ii) with respect to a Transaction Request received after 1:00 p.m. (New York City time) on the Stop Funding Notice Date, prior to close of business on the following Business Day and (ii) with respect to any Transaction Request delivered on any day following the Stop Funding Notice Date, in accordance with the Agreement. Notwithstanding anything herein to the contrary, any Intraday Funding by CS Buyers shall not be deemed a commitment by CS Buyers, nor shall

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any prior course of dealing obligate CS Buyers to make any future Intraday Funding, it being understood that such Intraday Funding is discretionary.
SECTION 5.    Repurchase. Section 4.b of the Existing Repurchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) upon repurchase of the Purchased Mortgage Loans, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Mortgage Loans (including, the Repurchase Assets related thereto) at the request of Seller.
SECTION 6.    Conditions Precedent. Section 10 of the Existing Repurchase Agreement is hereby amended by:
(a) deleting subsection a. in its entirety and replacing it with the following:
a.    Continuing Transactions. As conditions precedent to the continuing Transactions:
(1)    Prior to the Plan Effective Date, Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, of satisfaction of each condition precedent set forth in Article 3(A) of the Omnibus Master Refinancing Amendment; and
(2)    Upon and after the Plan Effective Date, satisfaction of the Exit Conditions as set forth in the Omnibus Master Refinancing Amendment shall have occurred.
(b) deleting subsection b. in its entirety and replacing it with the following:
b.    All Transactions. The obligation of Administrative Agent for the benefit of Buyers to enter into each Transaction pursuant to this Agreement on or after the Plan Effective Date is subject to the following conditions precedent:
(1)    Due Diligence. Buyers shall have completed, to their satisfaction, with respect to mortgage loans, their operational due diligence review, in each case, so as to enable Buyers to confirm the accuracy of the Seller’s representations and warranties as to the Repurchase Assets.
(2)    No Default. No uncured Event of Default or uncured Default under this Agreement shall exist.

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(3)    Representations and Warranties. Accuracy in all material respects of representations and warranties provided by Seller and the Guarantor in the Program Agreements, as applicable.
(4)    Material Adverse Change. None of the following shall have occurred and/or be continuing (it being understood that Buyers will make the following determinations acting in good faith):
(a)    Credit Suisse AG, New York Branch’s or Barclays’ corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;
(b)    an event or events shall have occurred in the good faith determination of Administrative Agent resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in a Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(c)    an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in a Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(d)    there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.
(5)    No Material Disruption. No material disruption of claims payments on FHA insured loans shall have occurred (other than any such material disruption that is generally affecting non-bank mortgage servicers and originators with similar claims);
(6)    Required Documents. Delivery of the following:
(a)    a Mortgage Loan Schedule, in form and substance acceptable to Administrative Agent;
(b)    a Request for Certification and the related asset schedule to the applicable custodian, in form and substance acceptable to Administrative Agent; and

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(c)    a Trust Receipt and Custodial Mortgage Loan Schedule from the applicable Custodian, in form and substance acceptable to Administrative Agent.
SECTION 7.    Use of Proceeds. Section 14.m of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(m)    Use of Proceeds. Seller shall use the Purchase Price from the Transaction following the Plan Effective Date to (i) pay off any outstanding obligations of the DIP Warehouse Facility Agreement, (ii) acquire Purchased Mortgage Loans hereunder, and (iii) to pay customary fees and closing costs in connection with this Agreement.
SECTION 8.    Conditions Subsequent. Section 14.s of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(s)    Conditions Subsequent. On the Plan Effective Date, Seller shall deliver to Administrative Agent (a) the Exit Guaranty, duly executed and delivered by Reorganized Guarantor, in form and substance acceptable to Administrative Agent in its sole discretion, (b) Seller’s counsel opinion with respect to Reorganized Guarantor substantially similar to the opinion delivered in connection with the Prepetition Guarantor, in form and substance acceptable to Administrative Agent in its sole discretion, (c) a certificate of the duly authorized Person of Reorganized Guarantor, attaching certified copies of Reorganized Guarantor’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary action or governmental approvals as may be required in connection with the Program Agreements, (d) an incumbency certificate of Reorganized Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements and (e) a certified copy of a good standing certificate from the jurisdiction of organization of Reorganized Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Plan Effective Date.
SECTION 9.    Cross Default. Section 15.b of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
b.    Cross Default. (A) Seller, Guarantor or any of their Affiliates shall be in default under (i) any Indebtedness, in the aggregate, in excess of $5,000,000 of Seller or of such Affiliate which default (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration (subject to any applicable cure period) of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract or contracts, in the aggregate in excess of $5,000,000 to which Seller, Guarantor or such Affiliate is a party which default (1) involves the failure to pay (subject to any

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applicable cure period) a matured obligation, or (2) permits the acceleration (subject to any applicable cure period) of the maturity of obligations by any other party to or beneficiary of such contract, (B) there shall occur an “Event of Default” as defined in, and under, the RMS Repurchase Agreement or (C) there shall occur an “Event of Default” as such term is defined under each Exit Indenture under either Exit Indenture.
SECTION 10.    Remedies Upon Default. Section 16 of the Existing Repurchase Agreement is hereby amended by deleting the first sentence of such section prior to clause a. in its entirety and replacing it with the following:
In the event that an Event of Default shall have occurred, and subject to the Omnibus Master Refinancing Amendment:
SECTION 11.    Repurchase Transactions. Section 18 of the Existing Repurchase Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:
To the extent the Buyers are constituted solely of CS Buyers and any Affiliate thereof, and subject to Section 4(a), Section 4(b), Section 6 and Section 18, a Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Mortgage Loans and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Mortgage Loans and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”).
SECTION 12.    Notices and Other Communications. Section 20 of the Existing Repurchase Agreement is hereby amended by adding the following at the end of such section:
if to Barclays:

Barclays Bank PLC
745 Seventh Avenue, 5th Floor
New York, New York 10019
Attention: Joseph O’Doherty
Phone Number: 212-528-7482
E mail: joseph.o’doherty@barclays.com

with a copy to:

Barclays Bank PLC
745 Seventh Avenue, 20th Floor
New York, New York 10019
Attention: Legal Department—RMBS Warehouse Lending

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SECTION 13.    Entire Agreement; Severability. Section 21 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
21.    Entire Agreement; Severability
This Agreement and the Administration Agreement shall supersede any existing agreements (other than the Omnibus Master Refinancing Amendment) between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. Notwithstanding anything herein to the contrary, the Omnibus Master Refinancing Amendment shall supersede this Agreement.
SECTION 14.    Assignments. Section 22.a of the Existing Repurchase Agreement is hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:
The Program Agreements are not assignable by Seller. Subject to Section 42 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement; provided, however that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned and Seller shall only be required to deal directly with the Administrative Agent.
SECTION 15.    Set-off; Netting. Section 23 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have such setoff and netting rights as set forth in more detail in the Netting Agreement.
SECTION 16.    General Interpretive Principles. Section 38 of the Existing Repurchase Agreement is hereby amended by adding clause i. at the end of such section:
i.    An Event of Default shall be deemed continuing unless such Event of Default has been waived in writing.
SECTION 17.    Conflicts. Section 39 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

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39.    Conflicts
In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail. Notwithstanding anything herein to the contrary, the terms of the Omnibus Master Refinancing Amendment shall prevail over the terms of this Agreement and the Pricing Side Letter.
SECTION 18.    Acknowledgment of Assignment and Administration of Repurchase Agreement. Section 42 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent or a Buyer may sell, transfer and convey or allocate certain Purchased Mortgage Loans and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent or of a Buyer and/or one or more CP Conduits (the “Additional Buyers”), subject, in all cases, to the Administration Agreement. Sellers hereby acknowledge and agree to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement, for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable and the Buyers shall not have any direct right against the Seller under this Agreement. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, solely the Administrative Agent will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. All Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions as set forth in the Administration Agreement.

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SECTION 19.    Buyers Several. Section 40 of the Existing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
40.    Buyers Several. Seller, Administrative Agent and Buyers hereby acknowledge and agree that each Buyer is severally liable to the Seller for funding its respective Pro Rata Portion of the Maximum Available Purchase Price. No Buyer shall have liability to the Seller for another Buyer’s failure to perform under the terms of this Agreement
SECTION 20.    Termination of Agreement. Section 41 of the Existing Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
41.    Termination of Agreement. This Agreement shall remain in effect until the Termination Date. Notwithstanding the foregoing, and as long as no Event of Default has occurred and is continuing, Seller may terminate this Agreement at any time upon the failure of Administrative Agent to return any Mortgage Loan to Seller within five (5) Business Days after the payment by Seller to the Administrative Agent of the related Repurchase Price, without the payment of any penalties, breakage costs or termination fees; provided, that, for the avoidance of doubt, any outstanding Repurchase Price shall be deemed due and payable upon such Termination Date. If Seller exercises such right of termination, to the extent permitted by applicable law, Administrative Agent shall promptly reimburse Seller for the prorated amount of the Commitment Fee attributable to the number of days remaining from the date such of such termination until the Termination Date.
SECTION 21.    Limited Recourse. Section 44 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
44.    Limited Recourse. The obligations of each party hereto under this Agreement or any other Program Agreement are solely the corporate obligations of such party. No recourse shall be had for the payment of any amount owing by any party under this Agreement, or for the payment by such party of any fee in respect hereof or any other obligation or claim of or against such party arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such party. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer that is a CP Conduit does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).

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SECTION 22.    Amendment and Restatement. Section 45 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
45. Amendment, Restatement and Consolidation
Administrative Agent, CS Buyers and Seller entered into the Amended and Restated Master Repurchase Agreement, dated as of November 18, 2016, as amended, restated, supplemented or otherwise modified from time to time (the “Existing Agreement”). Barclays and Seller entered into the Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated or otherwise modified from time to time, the “Existing Barclays Repurchase Agreement”). Administrative Agent, Buyers and the Seller desire to enter into Joinder and Amendment No. 4 to the Existing Agreement, dated as of November 30, 2017, but effective as of the Amendment Effective Date (“Amendment No. 4”), in order to consolidate, amend and restate the Existing Agreement and the Existing Barclays Repurchase Agreement in their entirety. The consolidation, amendment and restatement of the Existing Agreement and the Existing Barclays Repurchase Agreement shall become effective on the Amendment Effective Date, and each of Administrative Agent, Buyers and the Seller shall hereafter be bound by the terms and conditions of the Existing Agreement as amended by Amendment No. 4 (the “Consolidated Agreement”) and the other Program Agreements. The Consolidated Agreement consolidates, amends and restates the terms and conditions of the Existing Agreement and the Existing Barclays Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Agreement or the Existing Barclays Repurchase Agreement. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Agreement and the Existing Barclays Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Administrative Agent, Buyers and the Seller that the security interests and liens granted in the Purchased Assets or Repurchase Assets pursuant to Section 8 of the Existing Agreement and Section 9 of the Existing Barclays Repurchase Agreement shall continue in full force and effect. All references to the Existing Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to the Consolidated Agreement and the provisions hereof.
SECTION 23.    Authorized Representatives. Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Exhibit 1 attached hereto.
SECTION 24.    Conditions Precedent. This Amendment shall become effective as of the Amendment Effective Date (as such term is defined in the Master Omnibus Refinancing Amendment), subject to the satisfaction of the following conditions precedent:

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24.1    Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of Existing Buyers and Joining Buyer shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a)    this Amendment, executed and delivered by the Administrative Agent, Existing Buyers, Joining Buyer, the Seller and the Prepetition Guarantor;
(b)    Amendment No. 7 to Amended and Restated Pricing Side Letter, executed and delivered by the Administrative Agent, Existing Buyers, Joining Buyer, the Seller and the Prepetition Guarantor; and
(c)    Master Fee Letter, duly executed and delivered by the parties thereto.
SECTION 25.    Representations and Warranties. Except as otherwise disclosed to Administrative Agent in writing, Seller hereby represents and warrants to the Administrative Agent, Existing Buyers and Joining Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.
SECTION 26.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 27.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 28.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
SECTION 29.    Reaffirmation of DIP Guaranty. The Prepetition Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the DIP Guaranty and acknowledges and agrees that the term “Obligations” as used in the DIP Guaranty shall apply to all of the Obligations of Seller to Administrative Agent, Existing Buyers and Joining Buyer under the Repurchase Agreement and Pricing Side Letter, as amended hereby.
SECTION 30.    Bankruptcy Non-Petition. The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Existing Buyer or Joining Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

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SECTION 31.    Limited Recourse. The obligations of each Existing Buyer and Joining Buyer under this Amendment or any other Program Agreement are solely the corporate obligations of such Existing Buyer or Joining Buyer, as applicable. No recourse shall be had for the payment of any amount owing by any Existing Buyer or Joining Buyer under this Amendment, or for the payment by any Existing Buyer or Joining Buyer of any fee in respect hereof or any other obligation or claim of or against such Existing Buyer or Joining Buyer arising out of or based on this Amendment, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Existing Buyer or Joining Buyer, as applicable. In addition, notwithstanding any other provision of this Amendment, the Parties agree that all payment obligations of any Existing Buyer or Joining Buyer that is a CP Conduit under this Amendment shall be limited recourse obligations of such Existing Buyer or Joining Buyer payable solely from the funds of such Existing Buyer or Joining Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Existing Buyer or Joining Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Existing Buyer or Joining Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).
SECTION 32.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC, as
Administrative Agent
By: /s/ Margaret Dellafera
Name:    Margaret Dellafera
Title:    Vice President
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as an Existing Buyer
By: /s/ Patrick J. Hart
Name:    Patrick J. Hart
Title:    Authorized Signatory
By: /s/ Elie Chau
Name:    Elie Chau
Title:    Authorized Signatory
ALPINE SECURITIZATION LTD, as an Existing Buyer, by Credit Suisse AG, New York
Branch as Attorney-in-Fact
By: /s/ Patrick J. Hart
Name:    Patrick J. Hart
Title:    Authorized Signatory
By: /s/ Elie Chau
Name:    Elie Chau
Title:    Authorized Signatory
BARCLAYS BANK PLC, as
Joining Buyer
By: /s/ Joseph O'Doherty
Name:    Joseph O'Doherty
Title:    Managing Director

Signature Page to Joinder and Amendment No. 4 to Amended and Restated Master Repurchase Agreement

DITECH FINANCIAL LLC, as Seller
By: /s/ Cheryl Collins
Name:    Cheryl Collins
Title:    SVP & Treasurer

Signature Page to Joinder and Amendment No. 4 to Amended and Restated Master Repurchase Agreement

WALTER INVESTMENT MANAGEMENT CORP., as Prepetition Guarantor
By: /s/ Cheryl Collins
Name:    Cheryl Collins
Title:    SVP & Treasurer

Signature Page to Joinder and Amendment No. 4 to Amended and Restated Master Repurchase Agreement

EXHIBIT 1
SCHEDULE 2

AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature
Cheryl A. Collins		/s/ Cheryl A. Collins

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature
Cheryl A. Collins		/s/ Cheryl Collins
Joe Ruhlin		/s/ Joe Ruhlin
Heather Anderson		/s/ Heather Anderson
Rory Bluhm		/s/ Rory Bluhm
Jon Gonstead		/s/ Jon Gonstead

Exhibit 1

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature
Margaret Dellafera	Vice President	/s/ Margaret Dellafera
Elie Chau	Vice President	/s/ Elie Chau
Deirdre Harrington	Vice President
Robert Durden	Vice President
Ron Tarantino	Vice President
Michael Marra	Vice President

Exhibit 1

BARCLAYS AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Barclays under this Agreement:

Name	Title	Signature
Joseph O'Doherty	Managing Director	/s/ Joseph O'Doherty

Exhibit 1